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                                                                     Exhibit 5.1


             [Letterhead of LeBoeuf, Lamb, Greene & MacRae, L.L.P.]








                                                              May 15, 1998



Nationwide Financial Services, Inc.
One Nationwide Plaza
Columbus, Ohio  43215

         Re: Nationwide Financial Services, Inc., Nationwide Financial Services Capital Trust II and Nationwide Financial Services Capital Trust III

Ladies and Gentlemen:

                  We are acting as counsel for Nationwide Financial Services, Inc., a Delaware corporation (the "Company"), and Nationwide Financial Services Capital Trust II and Nationwide Financial Services Capital Trust III, each a statutory business trust formed under the laws of the State of Delaware (each a "Trust" and, collectively, the "Trusts"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the following securities of the Company: (i) unsecured senior debt securities (the "Senior Debt Securities"); (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); (iii) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts");
(iv) shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"); and (v) guarantees (the "Guarantees") of Preferred Securities, as described below. The Registration Statement also relates to the preferred securities of each of the Trusts (the "Preferred Securities" and, together with the Debt Securities, the Preferred Stock, the Depositary Shares, the Receipts, the Class A Common Stock and the Guarantees, the "Offered Securities"). The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.
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Nationwide Financial Services, Inc.
May 15, 1998
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                  The Debt Securities may be issued in one or more series
pursuant to a Senior Indenture (as amended or supplemented, the "Senior Indenture") or a Subordinated Indenture (as amended or supplemented, the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), each of which is to be entered into between the Company and Wilmington Trust Company, as trustee, and the forms of which are filed as exhibits to the Registration Statement. The Preferred Securities may be issued by each Trust pursuant to an Amended and Restated Declaration of Trust to be filed with the Secretary of State of the State of Delaware by the trustees of the relevant Trusts, and the forms of which are filed as exhibits to the Registration Statement. The Guarantees may be issued pursuant to a Preferred Securities Guarantee Agreement (each a "Guarantee Agreement") to be entered into between the Company and Wilmington Trust Company, as trustee, and the forms of which are filed as exhibits to the Registration Statement.

                  We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinions, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

                  Based upon the foregoing, and subject to the limitations, qualifications and assumptions contained herein, we are of the opinion that:

                  1. Assuming that the Indentures, any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities have been duly authorized, when (i)
         the Registration Statement has become effective under the Securities Act, (ii) a supplemental indenture in respect of such Debt Securities has been duly executed and delivered, (iii) the terms of such Debt Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Debt Securities (including any Debt Securities duly issued upon exchange or conversion of any shares of Preferred
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Nationwide Financial Services, Inc.
May 15, 1998
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         Stock or Preferred Securities that are exchangeable or convertible into
         Debt Securities) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  2. Assuming that a Deposit Agreement relating to the Depositary Shares (the "Deposit Agreement") has been duly authorized, when (i) the Registration Statement has become effective under the Securities Act, (ii) the Deposit Agreement has been duly executed and delivered, (iii) the terms of such Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company,
         (iv) the terms of the Preferred Stock relating to such Depositary Shares have been duly and properly authorized for issuance and articles supplementary to the Certificate of Incorporation of the Company classifying such Preferred Stock and setting forth the terms thereof have been filed and accepted for record, (v) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and (vi) the Receipts evidencing such Depositary Shares are duly issued against the deposit of such Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

                  3. When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of a class or series of Preferred Stock have been duly and properly authorized for issuance and articles supplementary to the Certificate of Incorporation of the Company classifying such shares of Preferred Stock and setting forth the terms thereof have been filed and accepted for record and (iii) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
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Nationwide Financial Services, Inc.
May 15, 1998
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                  4. When (i) the Registration Statement has become effective under the Securities Act, (ii) shares of Class A Common Stock have been duly and properly authorized for issuance and (iii) such shares of Class A Common Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such shares of Class A Common Stock (including any Class A Common Stock duly issued upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Class A Common Stock) will be validly issued, fully paid and nonassessable.

                  5. Assuming that Guarantees have been duly authorized, when
         (i) the Registration Statement has become effective under the Securities Act, (ii) the applicable Guarantee Agreement has been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iii) Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Guarantees will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  Our opinions set forth herein are limited in all cases to matters arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

                  We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the Offered Securities. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.
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Nationwide Financial Services, Inc.
May 15, 1998
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                  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and in any amendments or supplements to the Registration Statement and Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.


                                   Very truly yours,



                                   /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                   ------------------------------------------